Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134888 and 333-146854) and Form S-8 (Nos. 333-64763 and 333-118474) of Silverleaf Resorts, Inc. of our report dated March 10, 2009, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Dallas, Texas
March 10, 2009